                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         United States Steel Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Merrill Corp.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[USS LOGO]

UNITED STATES STEEL CORPORATION


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2003


TUESDAY, APRIL 29, 2003
10:00 A.M. EASTERN TIME


Salons III and IV
Townsend Hotel
One Hundred Townsend Street
Birmingham, Michigan 48009


PLEASE VOTE PROMPTLY EITHER BY:

- telephone,
- the Internet, or
- marking, signing and returning your proxy or voting instruction card.

                                   [USS LOGO]

United States Steel Corporation               THOMAS J. USHER
600 Grant Street                              Chairman of the Board of Directors
Pittsburgh, PA 15219-2800                     & Chief Executive Officer


March 14, 2003


Dear Fellow U. S. Steel Stockholder,

We will hold the annual meeting of stockholders of United States Steel Corporation in Salons III and IV of the Townsend Hotel, One Hundred Townsend Street, Birmingham, Michigan on Tuesday, April 29, 2003 at 10:00 A.M. Eastern Time.

We will elect directors and independent accountants at the meeting. The Board of Directors has nominated four of our 12 directors for election this year. They are all Class II directors, which means their terms will expire at the 2006 annual meeting. You can read about them, and about the other directors who will continue in office, on pages 14-19 of the proxy statement.

The Board is also recommending the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock to 400 million and the number of authorized shares of preferred stock to 40 million.

We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

/s/ Thomas J. Usher

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders ..................................  4

Proxy Statement ...........................................................  5

   Questions and Answers ..................................................  5

   The Board of Directors and its Committees ..............................  7

   Compensation of Directors .............................................. 12

   Proposals of the Board

     Proposal No. 1
     Election of Directors ................................................ 13
     Nominees for Director ................................................ 14
     Continuing Directors ................................................. 16

     Proposal No. 2
     Election of Independent Accountants .................................. 19

     Proposal No. 3
     Increase in Authorized Shares
     of Common Stock and of Preferred Stock ............................... 20

   Audit & Finance Committee Report ....................................... 21

   Information Regarding the Independence
   of the Independent Public Accountants .................................. 22

   Security Ownership of Directors
   and Executive Officers ................................................. 23

   Executive Compensation ................................................. 24

     Compensation & Organization Committee
     Report on Executive Compensation ..................................... 29

     Shareholder Return Performance Presentation .......................... 34

     Pension Benefits ..................................................... 35

     Change in Control Arrangements
     and Employment Contracts ............................................. 37

   Appendix A - Audit & Finance Committee Charter ......................... 40

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS on April 29, 2003


We will hold our 2003 annual meeting of stockholders in Salons III and IV of the Townsend Hotel, One Hundred Townsend Street, Birmingham, Michigan 48009 on Tuesday, April 29, 2003 at 10:00 A.M. Eastern Time, in order to:

- elect four Class II directors,
- elect independent accountants for 2003,
- amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 400 million and the number of authorized shares of preferred stock to 40 million, and
- transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of United States Steel Corporation common stock at the close of business on February 28, 2003. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

By order of the Board of Directors,

Dan D. Sandman
Secretary


Dated: March 14, 2003


United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800

PROXY STATEMENT


WE HAVE SENT YOU THIS PROXY STATEMENT BECAUSE THE BOARD OF DIRECTORS IS ASKING YOU TO GIVE YOUR PROXY (THAT IS, THE AUTHORITY TO VOTE YOUR SHARES) TO OUR PROXY COMMITTEE SO THEY MAY VOTE YOUR SHARES ON YOUR BEHALF AT OUR ANNUAL MEETING OF STOCKHOLDERS. The members of the proxy committee are Thomas J. Usher, John P. Surma, Dan D. Sandman, and Roy G. Dorrance. They will vote your shares as you instruct.

We will hold the meeting on April 29, 2003 in Salons III and IV of the Townsend Hotel, One Hundred Townsend Street, Birmingham, Michigan. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 2002 annual report on or about March 14, 2003.

QUESTIONS AND ANSWERS

- WHO MAY VOTE?

You may vote if you were a holder of United States Steel Corporation ("U. S. Steel" or the "Corporation") common stock at the close of business on February 28, 2003.

- WHAT MAY I VOTE ON?

You may vote on:
  - the election of four nominees to serve as Class II directors,
  - the election of PricewaterhouseCoopers LLP as our independent accountants, and
  - the amendment of the Certificate of Incorporation to increase the authorized shares of common stock and of preferred stock.

- HOW DOES THE BOARD RECOMMEND I VOTE?

The Board recommends that you vote:
  - FOR each of the nominees for director,
  - FOR the election of PricewaterhouseCoopers LLP as independent accountants for 2003, and
  - FOR the amendment of the Certificate of Incorporation.

- HOW DO I VOTE?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card, and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting.

- MAY I CHANGE MY VOTE?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:
  - voting again by telephone or over the Internet,
  - sending us a proxy card dated later than your last vote,
  - notifying the Secretary of U. S. Steel in writing, or
  - voting at the meeting.

- HOW MANY OUTSTANDING SHARES ARE THERE?

At the close of business on February 28, 2003, which is the record date for the meeting, there were 102,686,272 shares of U. S. Steel common stock (each share representing one vote and collectively representing 102,686,272 votes) outstanding.

- HOW BIG A VOTE DO THE PROPOSALS NEED IN ORDER TO BE ADOPTED?

Directors are elected by a plurality of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even if they receive less than a majority of the votes present. Independent accountants are elected by a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Amendments to the Certificate of Incorporation require a majority of the outstanding stock entitled to vote thereon. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

- WHAT ARE BROKER NON-VOTES?

The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters such as amendments to certificates of incorporation, mergers and contested proposals unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes.

- WHAT CONSTITUTES A QUORUM?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

- WILL MY VOTE BE CONFIDENTIAL?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators, who are U. S. Steel employees, and the inspector of election, who is independent, are required to execute confidentiality agreements.

- HOW WILL VOTING BE CONDUCTED ON OTHER MATTERS RAISED AT THE MEETING?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 26, 2002 and no later than January 25, 2003, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

- WHEN MUST SHAREHOLDER PROPOSALS BE SUBMITTED FOR THE 2004 ANNUAL MEETING?

Shareholder proposals submitted for inclusion in our 2004 proxy statement must be received in writing by our Corporate Secretary no later than 5:00 P.M. Eastern Time on November 15, 2003. Shareholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after December 30, 2003 and no later than January 29, 2004 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

THE BOARD OF DIRECTORS AND ITS COMMITTEES


Under our by-laws and the laws of Delaware, U. S. Steel's state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The Board met ten times in 2002. The directors spend considerable time preparing for Board and committee meetings, and they attend as many meetings as possible. The directors' attendance at meetings of the Board and its committees averaged 99.5 percent in 2002. The Board has three principal committees, all the members of which are non-employee directors. As of January 1, 2003, the Audit Committee and the Committee on Financial Policy merged to form the Audit & Finance Committee. The table below shows the current committee memberships of each director and the number of meetings that each committee of the Board held in 2002.

BOARD COMMITTEE MEMBERSHIPS

                                                                                CORPORATE
                                                          COMPENSATION         GOVERNANCE
                                   AUDIT & FINANCE       & ORGANIZATION      & PUBLIC POLICY
      DIRECTOR                        COMMITTEE             COMMITTEE           COMMITTEE
----------------------------------------------------------------------------------------------
J. Gary Cooper                             X                                        X *
Robert J. Darnall                          X                    X
----------------------------------------------------------------------------------------------
John G. Drosdick                           X                                        X
Shirley Ann Jackson                        X                                        X
----------------------------------------------------------------------------------------------
Charles R. Lee                             X *                  X
Frank J. Lucchino                          X                                        X
----------------------------------------------------------------------------------------------
Seth E. Schofield                          X                    X *
Douglas C. Yearley                         X                    X
----------------------------------------------------------------------------------------------
Number of Meetings in 2002                 -(1)                 4                   3
----------------------------------------------------------------------------------------------

*   Chairman
(1) The Audit Committee met six times, and the Committee on Financial Policy met four times.

AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee (the "Committee") has a written charter adopted by the Board, which is attached as Appendix A to this proxy statement. All the members of the Committee are independent (as defined in the New York Stock Exchange listing standards.) The charter describes the Committee's purpose as follows:

- assisting the Board in oversight of
  a. the integrity of the Corporation's financial statements,
  b. the Corporation's compliance with legal and regulatory requirements,
  c. the independent auditor's qualifications and independence, and
  d. the performance of the Corporation's internal audit function and of the independent auditor;

- preparing the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

- being directly responsible for the appointment, compensation, and oversight of the work of the Corporation's independent auditor, which reports directly to the Committee, and having the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor.

The charter describes the Committee's duties and responsibilities as including:

- retaining (subject to shareholder election) and, if necessary, terminating, the Corporation's independent auditor, while either (a) possessing the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor or (b) setting policies and procedures permitting management to approve such fees, terms and engagements below certain specified levels;

- at least annually, obtaining and reviewing a report by the independent auditor describing: the independent auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (in order to assess the auditor's independence) all relationships between the independent auditor and the Corporation;

- discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under "Management's Discussion and Analysis", and reviewing and approving the annual financial statements, the annual report to stockholders and the Form 10-K annual report giving special consideration in such review to any material changes in accounting policy;

- discussing earnings press releases, as well as financial information and earnings guidance (if any) provided to analysts and rating agencies;

- discussing policies with respect to risk assessment and risk management;

- meeting separately, periodically, with management, with internal auditors, and with the independent auditor;

- reviewing: (1) with the independent auditor, any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management (the Committee having the direct responsibility to resolve such disagreements regarding financial reporting practices) and (2) the responsibilities, budget and staffing of the Corporation's internal audit function;

- setting clear hiring policies for employees or former employees of the independent auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit;

- reporting regularly to the Board and reviewing with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function;

- reviewing and discussing the appropriate capital structure and financial policies of the Corporation;

- making recommendations to the Board concerning dividends;

- establishing procedures for receiving, retaining and responding to complaints relating to accounting or auditing concerns, including the confidential, anonymous submission by employees of concerns about illegal or unethical behavior; and

- annually reviewing the independence letter issued by the independent auditor under Independence Standards Board Standard No. 1, actively engaging in a dialogue with the independent auditor with respect to any relationships disclosed in that letter, and reporting to the Board of Directors any appropriate action necessary to maintain the independent auditor's continuing independence.

The charter requires the Committee to conduct an annual self-evaluation and to review the charter at the Committee's first meeting of each calendar year. It also requires that, to the extent practicable, all eligible (i.e. financially literate) independent directors shall be members of the Committee and that no director who serves on the audit committees of more than two other public companies may serve on the Committee unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Committee.

COMPENSATION & ORGANIZATION COMMITTEE

The Compensation & Organization Committee (the "Committee") has a written charter adopted by the Board. The charter describes the Committee's purpose as including:

- discharging the responsibilities of the Board respecting the compensation of the Corporation's executives;

- producing an annual report on executive compensation for inclusion in the Corporation's proxy statement, in accordance with applicable rules and regulations; and

- reviewing and discussing the Corporation's employee benefit plans.

The charter requires that the Committee be comprised solely of directors who are independent and qualified under standards established by the New York Stock Exchange and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. It further requires that the Committee consist of at least three members, each of whom shall be appointed by the Board, and that the Board select, as Committee members, directors whose experience and expertise will enable them to make substantial contributions to the Committee's endeavors. It also provides that a Committee member may be removed, with or without cause, at any time by the Board.

The charter gives the Committee the following duties and responsibilities:

- making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation, including incentive-compensation plans and equity-based plans,

- reviewing and approving corporate goals and objectives relevant to the CEO's compensation,

- with the Board, annually reviewing the Corporation's management succession plans and regularly reviewing policies and procedures for the selection and performance review of the CEO, as well as the policies regarding succession in the event of an emergency or the retirement of the CEO,

- evaluating the CEO's performance in light of the approved goals and objectives, and setting the CEO's compensation level based on such evaluation,

- approving the salaries of the other officers of the Corporation,

- administering the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan,

- administering the plans under which long-term incentives are granted and approving grants of options, stock appreciation rights, restricted stock and other incentives under those plans,

- timely certifying as to the meeting of applicable performance levels under the foregoing plans,

- approving the annual report on executive compensation for inclusion in the proxy statement,

- adopting and amending employee benefit plans,

- reviewing the activities of the United States Steel and Carnegie Pension Fund as administrator of certain benefit plans,

- making recommendations to the Board concerning policy matters relating to employee benefits,

- conferring with management concerning plans for succession to executive management positions,

- approving the retention and termination of any consulting firm retained to assist in the evaluation of director, CEO or senior executive compensation, and approving the consulting firm's fees and other retention terms. The Committee also may, in appropriate circumstances and at Corporation expense, hire independent advisors, including counsel,

- conducting an annual self-evaluation of the Committee's performance,

- at its first meeting of each calendar year, reviewing its charter, and

- performing such other duties and responsibilities as may be assigned to the Committee by the Board or designated in plans approved by the shareholders. The Committee has the authority to delegate matters to subcommittees.

The Committee meets at least three times annually. It reports to the Board on all matters relevant to the Committee's discharge of its responsibilities, and makes such recommendations to the Board as the Committee deems appropriate.

CORPORATE GOVERNANCE & PUBLIC POLICY COMMITTEE

The Corporate Governance & Public Policy Committee (the "Committee") has a written charter adopted by the Board. The charter gives the Committee the following duties and responsibilities:

- identifying individuals qualified to become Board members and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders, while acknowledging that the CEO exercises the initiative to identify and recruit candidates with the knowledge and consent of the Committee,

- considering nominees recommended by shareholders for election as directors,

- making recommendations to the Board concerning the appropriate size and composition of the Board, including (a) the composition and functions of Board committees, (b) the compensation of non-employee directors, and (c) all matters relating to the effective functioning of the Board,

- recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles at the Committee's first meeting of each calendar year and recommending appropriate changes to the Board,

- reviewing matters bearing on the relationship between management and present or potential stockholders with emphasis on policy and major programs affecting ownership of the Corporation,

- reviewing communications to and from the investment community, particularly the Corporation's stockholders,

- reviewing legislative and regulatory issues affecting the Corporation's businesses and operations,

- reviewing public issues identified by management as likely to generate expectations of the Corporation by its constituencies, including stockholders, employees, customers, vendors, governments and the public,

- reviewing the Corporation's position regarding identified public issues including, but not limited to, employee health and safety, environmental, energy and trade matters,

- reviewing the Corporation's efforts to affect identified public issues through research, analysis, lobbying efforts and participation in business and government programs,

- reviewing and approving codes of conduct applicable to employees of the Corporation and its principal operating units, and

- assessing and making recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees.

The Committee's goals and responsibilities include establishing criteria for selecting new directors, and exercising oversight of the evaluation of the Board and management. The criteria for selecting new directors include (a) their independence, as defined by applicable law and stock exchange listing standards,
(b) their integrity and judgment, (c) their records of public service, (d) their ability to devote sufficient time to the affairs of the Corporation, (e) the diversity of backgrounds and experience they will bring to the Board, and (f) the needs of the Corporation from time to time. The Committee's charter provides that all directors should be individuals of substantial accomplishment with demonstrated leadership capabilities and that they should represent all shareholders and not any special interest group or constituency. It also gives the Committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

The charter requires the Committee to perform an annual self-evaluation and also to oversee the process of evaluation of the Board, its committees, and management. It also requires that all committee members be independent directors; that they, including the chairman, be appointed by the Board; and that they be subject to the Board's policy of periodically rotating committee memberships. The Committee has the authority to delegate tasks to subcommittees, and it is required to give regular reports to the Board.

The Committee may, in appropriate circumstances and at Corporation expense, hire independent advisors, including counsel.

The Committee reviews its charter during its first meeting of each calendar year.

COMPENSATION OF DIRECTORS


Our by-laws provide that each non-employee director be paid allowances and attendance fees as the Board may from time to time determine. Directors who are employees of U. S. Steel receive no compensation for their service on the Board. We pay our non-employee directors as follows:

ANNUAL RETAINER                                       $ 60,000

COMMITTEE MEMBERSHIP FEES:
  AUDIT & FINANCE                                     $ 10,000 ($11,000 FOR CHAIRMAN)

  COMPENSATION & ORGANIZATION AND
  CORPORATE GOVERNANCE & PUBLIC POLICY                $  5,000 ($6,000 FOR CHAIRMEN)

MEETING FEE (FOR EACH BOARD OR COMMITTEE MEETING)     $  2,000

Under our Deferred Compensation Plan for Non-Employee Directors, directors may defer some or all of their annual retainers in the form of Common Stock Units. Each of our directors is required to defer at least half of his or her retainer in the form of Common Stock Units, and some have deferred their entire retainers in this way. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. Then, when a director leaves the Board, he or she must take actual shares of common stock corresponding to the number of Common Stock Units in his or her account. We believe this is an effective way to increase the directors' equity holdings in U. S. Steel and thereby further align their interest with that of the stockholders.

We credit each non-employee director's deferred stock account with Common Stock Units every January. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units.

If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account.

Under our Non-Employee Director Stock Plan, each non-employee director may receive a grant of up to 1,000 shares of common stock. In order to qualify, a director must first purchase an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board.

Our retirement policy for directors requires non-employee directors to retire at the end of the month in which they turn 72, even if their terms have not expired. Employee directors must retire from the Board when they retire as employees, except that the CEO may remain on the Board, at the Board's request, through the month in which he or she turns 70. Our policy also provides that directors who undergo a significant change in their business or professional careers should volunteer to resign from the Board.

PROPOSALS OF THE BOARD
The Board will present the following proposals at the meeting:


PROPOSAL NO. 1

ELECTION OF DIRECTORS

U. S. Steel's Certificate of Incorporation divides the directors into three classes: Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

The current four Class II directors are nominees for election this year for a three-year term that will expire at the 2006 annual meeting. Of the 12 current directors, four are officers of U. S. Steel, five have top executive experience with a wide variety of other businesses, one had a distinguished career in the military and the diplomatic corps before entering business, one has had a distinguished career in academia, business and government, and one has had a distinguished career in public service including the judiciary. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

The Board has affirmatively determined, after considering all relevant facts and circumstances, that no non-employee director has a material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). The basis for each such determination (where any relationship exists) is that revenues from U. S. Steel constitute a DE MINIMIS portion of such other organization's total revenues.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

The Board recommends a vote for the election of each nominee.

NOMINEES FOR CLASS II DIRECTOR
Terms Expire 2006


[PHOTO OF J. GARY COOPER]

J. GARY COOPER                    DIRECTOR SINCE 2001                     AGE 66

CHAIRMAN AND CHIEF EXECUTIVE OFFICER, COMMONWEALTH NATIONAL BANK
(COMMERCIAL BANK)

Ambassador Cooper graduated from the University of Notre Dame with a BS degree in finance and attended Harvard University's Senior Managers in Government program. He was awarded an honorary doctor of law degree from Troy University. A retired Major General in the U. S. Marine Corps, Ambassador Cooper was twice elected to the Alabama legislature, was commissioner of the Alabama Department of Human Resources and was appointed Assistant Secretary of the Air Force during the George H. W. Bush administration. He was the United States Ambassador to Jamaica from 1994 to 1997. Ambassador Cooper is a director of PNC Financial Services Group, GenCorp Inc. and Protective Life Corporation.


[PHOTO OF FRANK J. LUCCHINO]

FRANK J. LUCCHINO              DIRECTOR SINCE JANUARY 1, 2003             AGE 63

JUDGE, ORPHANS' COURT DIVISION, COURT OF COMMON PLEAS, ALLEGHENY COUNTY, PENNSYLVANIA

Judge Lucchino earned a bachelor's degree in engineering in 1961, and a law degree in 1964, from the University of Pittsburgh. He is an alumnus of Harvard Business School's Executive Education program on corporate governance. He served on the boards of National Steel Corporation and Allegheny Teledyne Incorporated. Judge Lucchino currently serves as a judge in the Orphans' Court Division of the Court of Common Pleas in Allegheny County, Pennsylvania. Prior to being elected to the Court, he was a senior partner at the law firm of Grogan, Graffam, McGinley and Lucchino in Pittsburgh, Pennsylvania. He also served five four-year terms as Allegheny County Controller, an elected position. In 1993, Judge Lucchino was named to the United States National Commission on Libraries and Information Science (NCLIS) by President Clinton and was confirmed by the Senate. He served on the Commission until July 1999.

[PHOTO OF SETH E. SCHOFIELD]

SETH E. SCHOFIELD                   DIRECTOR SINCE 2001                   AGE 63

RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, USAIR GROUP

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Marathon Oil Corporation, Calgon Carbon Corporation, and Candlewood Hotel Company, Inc. He is also an Advisory Board member of Desai Capital Management.


[PHOTO OF JOHN P. SURMA]

JOHN P. SURMA                     DIRECTOR SINCE 2001                     AGE 48

PRESIDENT, UNITED STATES STEEL CORPORATION

Mr. Surma received a BS degree in accounting from Pennsylvania State University in 1976 and joined Price Waterhouse LLP at that time. He was admitted to the partnership in 1987. He joined Marathon Oil Company in February, 1997 as Senior Vice President, Finance and Accounting. He was named Senior Vice President, Finance & Administration in January 1998; President of Speedway SuperAmerica LLC in September 1998, and Senior Vice President, Supply & Transportation in January 2000. Effective January 1, 2001 he became President of Marathon Ashland Petroleum LLC, and in September 2001 Mr. Surma was elected Assistant to the Chairman of USX Corporation. He became Vice Chairman and Chief Financial Officer of U. S. Steel effective December 31, 2001, and President effective March 1, 2003. Mr. Surma is a director of Calgon Carbon Corporation. He is also a director of the Pennsylvania Business Roundtable, a member of the Board of Visitors of the Katz School of Business of the University of Pittsburgh, and a member of the American Institute of Certified Public Accountants.

CONTINUING CLASS III DIRECTORS
Terms Expire 2004


[PHOTO OF ROBERT J. DARNALL]

ROBERT J. DARNALL                   DIRECTOR SINCE 2001                   AGE 64

RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, INLAND STEEL INDUSTRIES

Mr. Darnall graduated from DePauw University with a BA degree in mathematics, from Columbia University with a BS degree in civil engineering and from the University of Chicago with an MBA. He began his career with Inland Steel Industries in 1962. He was elected Executive Vice President in 1982 and at that time joined Inland's Board of Directors. In 1986 Mr. Darnall became President and Chief Operating Officer. In 1992 he became Chairman, President and Chief Executive Officer. He retired as Chairman and Chief Executive Officer in 1998 and immediately joined Ispat International N.V., which acquired Inland Steel Company in 1998, as head of their North American operations. Mr. Darnall left Ispat in 2000 and soon thereafter became Chairman and Interim CEO of Prime Advantage Corporation, a procurement services startup. He left Prime Advantage in January 2002. Mr. Darnall is a director of Cummins, Inc., Household International, Inc., Pactiv Corporation and Sunoco, Inc. He is Chairman of the Federal Reserve Bank of Chicago. He is also former Chairman of the American Iron and Steel Institute and a Director of the International Iron and Steel Institute, and he serves on the Board of Trustees of the Museum of Science and Industry and Rush Presbyterian St. Luke's Medical Center in Chicago.


[PHOTO OF ROY G. DORRANCE]

ROY G. DORRANCE                    DIRECTOR SINCE 2001                    AGE 57

VICE CHAIRMAN AND CHIEF OPERATING OFFICER, UNITED STATES STEEL CORPORATION

Mr. Dorrance graduated from the Massachusetts Institute of Technology with a BS degree in management and received a masters degree from Carnegie Mellon University in industrial administration. Mr. Dorrance began his career with United States Steel in 1968 in the Mon Valley operation. He served on financial, international and resource development staffs before being appointed vice president-commercial for U. S. Steel Mining Company in 1982. Mr. Dorrance was named manager of plate products in 1985, appointed vice president of U. S. Steel International, Inc. in 1989 and elected president of USX Engineers and Consultants in 1992. Mr. Dorrance was named vice president-purchasing and technology in 1994 and appointed vice president-operations in 1995, executive vice president-sheet products in 1997 and executive vice president responsible for new business development in January 2001. He was elected Vice Chairman and Chief Operating Officer of U. S. Steel effective December 31, 2001. Mr. Dorrance is a member of the Association of Iron & Steel Engineers.

[PHOTO OF CHARLES R. LEE]

CHARLES R. LEE                     DIRECTOR SINCE 2001                    AGE 63

NON-EXECUTIVE CHAIRMAN, VERIZON COMMUNICATIONS (TELECOMMUNICATIONS)

Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corporation and then Columbia Pictures Industries Inc. In 1983 he joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in May 1992. Mr. Lee served as Chairman and Co-CEO of Verizon from June 2000 to March 2002. Mr. Lee is a director of Marathon Oil Corporation, The Procter & Gamble Company, United Technologies Corporation, the Stamford Hospital Foundation, and the New American Schools Development Corporation. He is a member of The Business Council, the Business Roundtable, The Conference Board, the President's National Security Telecommunications Advisory Committee, the Advisory Committee to the President's Commission on Critical Infrastructure Protection, and the New American Realities Committee of the National Planning Association. He is also a Trustee Emeritus and Presidential Councillor of Cornell University.


[PHOTO OF JOHN G. DROSDICK]

JOHN G. DROSDICK             DIRECTOR SINCE FEBRUARY 25, 2003             AGE 59

CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT, SUNOCO, INC. (PETROLEUM AND PETROCHEMICAL PRODUCTS)

Mr. Drosdick graduated from Villanova University with a BS degree in chemical engineering and received a masters in chemical engineering from the University of Massachusetts. Mr. Drosdick began his career with Exxon Corporation in 1968 and held a wide variety of management positions for 15 years. He was named President of Tosco Corporation in 1987 and President of Ultramar Corporation in 1992. In 1996 Mr. Drosdick became President and Chief Operating Officer of Sunoco and was elected Chairman in May 2000. He is a director of Lincoln National Corporation and Sunoco Logistic Partners L.P. He is chairman of the Board of Trustees of Villanova University and serves on the Board of Trustees of the Philadelphia Museum of Art and Kimmel Center for the Performing Arts.

CONTINUING CLASS I DIRECTORS
Terms Expire 2005


[PHOTO OF SHIRLEY ANN JACKSON]

SHIRLEY ANN JACKSON                 DIRECTOR SINCE 2001                   AGE 56

PRESIDENT, RENSSELAER POLYTECHNIC INSTITUTE

Dr. Jackson received a BS degree in physics in 1968, and a Ph.D. in theoretical elementary particle physics in 1973, from the Massachusetts Institute of Technology. She was a research associate at the Fermi National Accelerator Laboratory, a visiting scientist at the European Center for Nuclear Research and, from 1976 to 1991, a theoretical physicist at the former AT&T Bell Laboratories. She was a professor of theoretical physics at Rutgers University from 1991 to 1995. After nomination by President Clinton and confirmation by the
U. S. Senate, she was Chairman of the U. S. Nuclear Regulatory Commission from 1995 to 1999. Dr. Jackson became President of Rensselaer Polytechnic Institute in 1999. Dr. Jackson is a director of Marathon Oil Corporation, Federal Express Corporation, AT&T, Medtronic, Inc., Public Service Enterprise Group, Sealed Air Corp., and KeyCorp. She is a member of the National Academy of Engineering, a Fellow of the American Academy of Arts and Sciences and a Fellow of the American Physical Society. She holds 18 honorary degrees, was awarded the New Jersey Governor's Award in Science in 1993, and was inducted into the National Women's Hall of Fame in 1998. In 2003 Dr. Jackson was named by ESSENCE magazine as one of the 50 most inspiring African-Americans. She has also been named by DISCOVER magazine as one of the top 50 women in science, and she has been elected President of the American Association for the Advancement of Science. Dr. Jackson is also a trustee of the Brookings Institution, a member of the national advisory committee of the National Institute of Biomedical Imaging and Bioengineering of the National Institutes of Health, a Life Trustee of M.I.T., and a trustee of Georgetown University and Rockefeller University.


[PHOTO OF DAN D. SANDMAN]

DAN D. SANDMAN                     DIRECTOR SINCE 2001                    AGE 54

VICE CHAIRMAN AND CHIEF LEGAL & ADMINISTRATIVE OFFICER, GENERAL COUNSEL AND SECRETARY UNITED STATES STEEL CORPORATION

Mr. Sandman graduated from Ohio State University with a BA in 1970 and a law degree in 1973. He attended the Stanford Executive Program in 1989 and is a member of the Ohio and Pennsylvania bar associations. He began working for Marathon Oil Company in 1973 and served in a series of positions in the marketing, antitrust and oil & gas law areas in Findlay, Ohio, Houston, Texas and London, England. In 1981 he was named senior marketing counsel, and he was promoted to general attorney, refining & marketing in 1983. Mr. Sandman was named general attorney, U. S. exploration & production law in February 1986 and elected general counsel and secretary of Marathon Oil Company later that year. He was elected secretary and assistant general counsel of USX Corporation in December 1992 and general counsel and secretary in February 1993. In 1997 he was elected senior vice president-human resources and in 1998 he assumed responsibility for public affairs. Mr. Sandman was elected Vice Chairman and Chief Legal & Administrative Officer, General Counsel and Secretary of U. S. Steel effective December 31, 2001. Mr. Sandman is a director of Roppe Corporation of Fostoria, Ohio.

[PHOTO OF THOMAS J. USHER]

THOMAS J. USHER                   DIRECTOR SINCE 2001                     AGE 60

CHAIRMAN OF THE BOARD OF DIRECTORS & CHIEF EXECUTIVE OFFICER UNITED STATES STEEL CORPORATION

Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined U. S. Steel in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at U. S. Steel's South and Gary Works. He was elected Executive Vice President-Heavy Products in 1986, President-U. S. Steel Group and director of USX in 1991, President & Chief Operating Officer of USX in 1994 and Chairman of the Board & Chief Executive Officer of USX effective July 1, 1995. He became Chairman & CEO of U. S. Steel effective December 31, 2001. He is Chairman of the Board of Directors of Marathon Oil Corporation and a director of H. J. Heinz Co., PNC Financial Services Group, and PPG Industries, Inc. He is Vice Chairman of the International Iron and Steel Institute; former Chairman and current director of the U. S.-Korea Business Council; Chairman and member of the Executive Committee of TheSteelAlliance and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.


[PHOTO OF DOUGLAS C. YEARLEY]

DOUGLAS C. YEARLEY                 DIRECTOR SINCE 2001                    AGE 67

CHAIRMAN EMERITUS, PHELPS DODGE CORPORATION

Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 in project development. He held several key positions before being elected Executive Vice President and a director in 1987, Chairman and Chief Executive Officer in 1989 and President in 1991. He retired in May, 2000. He is a director of Marathon Oil Corporation and Lockheed Martin Corporation. He was a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York from 1993 to 2000, and Southern Peru Copper Corporation from 1991 to 2000. He is a member of the National Council of the World Wildlife Fund, and a graduate member of The Business Council.


PROPOSAL NO. 2

ELECTION OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP (PwC) has served as independent accountants of U. S. Steel since its creation in 2001 and served as independent accountants of USX Corporation, which included the U. S. Steel Group, for many years. We believe that their knowledge of U. S. Steel's business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of PwC assigned to the
U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area. We expect representatives of PwC to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 2002, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

The Board recommends a vote for the election of PwC.

PROPOSAL NO. 3

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK AND OF PREFERRED STOCK

The Board of Directors unanimously recommends an amendment to the Certificate of Incorporation increasing (a) the number of authorized shares of common stock from 200,000,000 to 400,000,000 and (b) the number of authorized shares of preferred stock from 14,000,000 to 40,000,000. On February 28, 2003, 102,686,272
shares of common stock were issued and outstanding and an additional 34,436,073 shares were reserved for issuance for various purposes. Also on February 28, 2003, 5,000,000 shares of 7.00% Series B Mandatory Convertible Preferred Stock were issued and outstanding and an additional 2,000,000 shares of preferred stock were reserved for issuance in connection with the Rights Agreement. Under Delaware law and the Certificate of Incorporation, approval of this proposal requires approval of a majority of the issued and outstanding shares of common stock. Holders of preferred stock are not entitled to vote on this matter.

Since the separation from Marathon Oil Corporation, U. S. Steel has raised over $450 million from the issuance of new equity securities. This increased equity capital has strengthened our balance sheet. The Board believes that participation in the continuing consolidation of steelmaking assets will reduce the domestic steel industry's cost basis, creating a more globally competitive industry structure. U. S. Steel has recently stated that it remains interested in acquiring the assets of National Steel Corporation if we are able to reach a new labor agreement with the USWA for the steelworkers at the National facilities and acquire the assets at a price that we view to be appropriate in light of conditions in the steel and financial markets at the time. We have also announced our interest in various central European opportunities.

While we have no commitments or intentions at this time to issue any equity securities in connection with any acquisition, the Board believes that equity financing of all or a portion of certain acquisitions would be in the best interest of the Corporation and its shareholders. In light of the cyclical nature of the steel business, it is important that the Corporation not incur high amounts of debt. Equity financing of acquisitions also could allow the Corporation to offer existing stakeholders in other steel companies the opportunity to participate in the value enhancing synergies that the Board believes exist in current consolidation opportunities.

The Board also believes that future compensation of all employees will be more closely tied to financial results and that stock ownership plans are one way to accomplish this objective.

Therefore, the Board recommends a vote for the following proposal:

That the First Paragraph of Article Fourth of the Certificate of Incorporation be amended to read as follows:

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Forty Million (440,000,000), of which Four Hundred Million (400,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Forty Million (40,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called "Preferred Stock").

AUDIT & FINANCE COMMITTEE REPORT

Our committee has reviewed and discussed U. S. Steel's audited financial statements for 2002 with U. S. Steel's management. We have discussed with the independent auditor, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Statements on Auditing Standards No. 61, as amended by Statements No. 89 and No. 90 (Communication with Audit Committees), as may be modified or supplemented. We have received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and we have discussed with PwC its independence. Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

Charles R. Lee, Chairman
J. Gary Cooper
Robert J. Darnall
Shirley Ann Jackson
Frank J. Lucchino
Seth E. Schofield
Douglas C. Yearley

INFORMATION REGARDING THE INDEPENDENCE OF THE INDEPENDENT PUBLIC ACCOUNTANTS


AUDIT FEES

Aggregate fees for professional services rendered for PwC's audit of
U. S. Steel's annual financial statements for 2002 and for its reviews of the financial statements included in U. S. Steel's Forms 10-Q for 2002 were $1.6 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Aggregate fees for professional services rendered by PwC for 2002 as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X were zero.

ALL OTHER FEES

Aggregate fees for services rendered for 2002 by PwC, other than the services described in the previous two paragraphs, were $1.9 million. These fees were primarily for audit-related services provided to prepare for the potential sale of the raw materials and transportation businesses and for tax advisory services.

COMPATIBILITY OF PRICEWATERHOUSECOOPERS' SERVICES WITH ITS INDEPENDENCE

The Audit & Finance Committee has considered whether PwC's provision of the services covered under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining PwC's independence, and the committee has determined that it is.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of January 31, 2003 (February 25, 2003 for Mr. Drosdick, who joined the Board on that date) by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of U. S. Steel other than those shown.

      NAME                                                    SHARES
--------------------------------------------------------------------
J. Gary Cooper(1)(2) ....................................      5,806

Robert J. Darnall(1) ....................................      9,251

Roy G. Dorrance(2)(3) ...................................    427,788

John G. Drosdick(1) .....................................      2,083

John H. Goodish(2)(3) ...................................    100,176

Shirley Ann Jackson(1)(2) ...............................      5,765

Charles R. Lee(1) .......................................     13,418

Frank J. Lucchino(1) ....................................      4,286

Dan D. Sandman(2)(3) ....................................    353,594

Seth E. Schofield(1)(2) .................................      7,823

John P. Surma(2)(3) .....................................    195,658

Thomas J. Usher(2)(3) ...................................  1,454,793

Douglas C. Yearley(1) ...................................      7,623

All Directors and Executive Officers as a group .........  3,785,293
(21 persons)(1)(2)(3)(4)
--------------------------------------------------------------------

(1) Includes Common Stock Units credited under the United States Steel Corporation Deferred Compensation Plan for Non-Employee Directors as follows:

             NAME                                               COMMON STOCK UNITS
         -----------------------------------------------------------------------------
         J. Gary Cooper .......................................        4,753

         Robert J. Darnall ....................................        6,251

         John G. Drosdick .....................................        2,083

         Shirley Ann Jackson ..................................        4,729

         Charles R. Lee .......................................       12,218

         Frank J. Lucchino ....................................        2,286

         Seth E. Schofield ....................................        6,664

         Douglas C. Yearley ...................................        6,623
         -----------------------------------------------------------------------------

(2) Includes shares held under the U. S. Steel Savings Fund Plan, the U. S. Steel Dividend Reinvestment and Direct Stock Purchase Plan, the Marathon Oil Company Thrift Plan and the 2002 Stock Plan.

(3) Includes shares which may be acquired upon exercise of outstanding options as follows (all options other than those granted on May 28, 2002 are currently exercisable): Mr. Usher: 1,281,400; Mr. Surma: 150,000; Mr.
    Sandman: 292,325; Mr. Dorrance: 361,000; Mr. Goodish: 86,750; and all directors and executive officers as a group: 3,253,395.

(4) Total shares beneficially owned in each case constitute less than one percent of the outstanding shares except that Mr. Usher beneficially owned
    1.4 percent and all directors and executive officers as a group owned 3.7 percent of the common stock.

EXECUTIVE COMPENSATION


2002 was United States Steel Corporation's first year of operation. Accordingly, the following table sets forth certain information concerning the compensation awarded to, earned by or paid by U. S. Steel to Mr. Usher and to the other four most highly compensated current executive officers of U. S. Steel who were serving as executive officers at the end of 2002 for services rendered to U. S. Steel or its subsidiaries in all capacities during 2002, and corresponding information concerning the compensation awarded to, earned by or paid by USX Corporation to these officers for services rendered during 2001 and 2000:

SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                 ANNUAL COMPENSATION                             COMPENSATION(4)
                            --------------------------------------------------------------    ----------------------
        NAME                                                     SALARY AND      OTHER        RESTRICTED                   ALL
         AND                                                        BONUS        ANNUAL         STOCK       OPTIONS/      OTHER
      PRINCIPAL                        SALARY         BONUS         TOTAL     COMPENSATION     AWARD(S)       SARs     COMPENSATION
      POSITION              YEAR         ($)           ($)           ($)           ($)          ($)(1)       (#)(2)       ($)(3)
-----------------------------------------------------------------------------------------------------------------------------------
T. J. USHER                 2002     1,100,000      1,243,000     2,343,000      12,858         663,488     500,000       74,957
Chairman of the             2001     1,400,000      3,000,000     4,400,000      12,252       2,844,737     500,000      109,115
Board & Chief               2000     1,325,000      2,500,000     3,825,000       7,729       4,925,000     400,000      112,406
Executive Officer

-----------------------------------------------------------------------------------------------------------------------------------
J. P. SURMA                 2002       450,000        509,000       959,000       2,491         918,675     153,935       30,616
President                   2001       416,667      1,000,000     1,416,667      11,572         357,720      94,200       92,592
                            2000       350,000        650,000     1,000,000       1,781               0      43,850       42,750

-----------------------------------------------------------------------------------------------------------------------------------
D. D. SANDMAN               2002       520,000        588,000     1,108,000       5,688         768,625     150,000       35,429
Vice Chairman and           2001       481,667        700,000     1,181,667      10,206          31,607     100,000       47,694
Chief Legal &               2000       459,167        650,000     1,109,167       4,597         923,438      80,000       47,693
Administrative Officer,
General Counsel and
Secretary

-----------------------------------------------------------------------------------------------------------------------------------
R. G. DORRANCE              2002       420,000        475,000       895,000      10,050         747,189     150,000       29,522
Vice Chairman and           2001       350,000        190,000       540,000       1,735           8,948      62,500       33,824
Chief Operating             2000       328,333        340,000       668,333       1,677         345,000      50,000       32,615
Officer

-----------------------------------------------------------------------------------------------------------------------------------
J. H. GOODISH               2002       310,750*       350,000       660,750     493,191**        38,789      50,000       21,045
Executive Vice              2001       289,167*       250,000       539,167      58,937**        63,393      18,750       25,421
President -                 2000       196,126*       220,000       416,126           0         143,750       5,000       16,099
International and
Diversified Businesses

*  Includes foreign service premium.
** Allowances, reimbursements and tax settlements associated with foreign service.

(1) Grants of restricted stock under the USX 1990 Stock Plan (for 2000 and 2001) and under the U. S. Steel 2002 Stock Plan (for 2002). The amount shown for Mr. Usher for 2001 includes 90,000 Marathon Oil Corporation ("Marathon") shares granted under an August 8, 2001 Completion and Retention Agreement between Mr. Usher and USX. On February 13, 2003, Mr. Usher surrendered all of his U. S. Steel restricted stock except that which is eligible for vesting in May 2003. The amount shown for 2002 reflects such surrender. The amounts shown for Messrs. Usher, Surma and Sandman for 2001 and 2000 include grants of Marathon restricted stock valued as of applicable grant dates at $2,802,978 (2001) and $3,315,000 (2000) for Mr. Usher, $357,720 (2001) for
    Mr. Surma, and $23,772 (2001) and $621,563 (2000) for Mr. Sandman. In 2002,
    in light of the separation of the steel and energy businesses of USX Corporation, the Marathon Compensation Committee cancelled all unvested performance-based restricted stock awards previously granted to Messrs. Usher, Surma and Sandman in exchange for cash settlements of $3,778,164, $225,869, and $400,403, respectively. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 2002, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation & Organization Committee Report).

               FOOTNOTES TO SUMMARY COMPENSATION TABLE CONTINUED:

FOOTNOTE 1 CONTINUED:

                                                                                                 UNVESTED RESTRICTED SHARES
                                    VESTING SCHEDULE FOR RESTRICTED STOCK                            AGGREGATE HOLDINGS
                      -----------------------------------------------------------------     ---------------------------------------
                                                          MAY         MAY         MAY                                  VALUE AS OF
                                                         2003        2004        2005                                 DECEMBER 31,
    NAME              DATE GRANTED       STOCK         (SHARES)    (SHARES)    (SHARES)        STOCK         SHARES      2002($)
-----------------------------------------------------------------------------------------------------------------------------------
T. J. Usher           May 28, 2002     U. S. Steel      26,000           0           0      U. S. Steel      32,500      425,263
                      May 30, 2000     U. S. Steel      14,000           0           0      U. S. Steel      17,500      228,988

----------------------------------------------------------------------------------------------------------------------------------
J. P. Surma           May 28, 2002     U. S. Steel      15,000      15,000      15,000      U. S. Steel      45,000      588,825

----------------------------------------------------------------------------------------------------------------------------------
D. D. Sandman         May 28, 2002     U. S. Steel      12,375      12,375      12,375      U. S. Steel      37,125      485,781
                      May 30, 2000     U. S. Steel       2,625       2,625       2,625      U. S. Steel       7,875      103,044

----------------------------------------------------------------------------------------------------------------------------------
R. G. Dorrance        May 28, 2002     U. S. Steel      12,000      12,000      12,000      U. S. Steel      36,000      471,060
                      May 30, 2000     U. S. Steel       3,000       3,000       3,000      U. S. Steel       9,000      117,765

----------------------------------------------------------------------------------------------------------------------------------
J. H. Goodish         May 28, 2002     U. S. Steel         500         500         500      U. S. Steel       1,500       19,628
                      May 29, 2001     U. S. Steel         750         750         750      U. S. Steel       2,250       29,441
                      May 30, 2000     U. S. Steel       1,250       1,250       1,250      U. S. Steel       3,750       49,069

----------------------------------------------------------------------------------------------------------------------------------

(2) All option shares listed except (a) those granted to Mr. Surma by Marathon and by Ashland, Inc. in 2000 and 2001, and by Ashland, Inc. in 2002, (b) 6,000 granted to Mr. Dorrance, and (c) 18,000 granted to Mr. Goodish, were granted with tandem stock appreciation rights ("SARs").

(3) This column includes amounts contributed by U. S. Steel under the U. S. Steel Savings Fund Plan, and for 2000 and 2001 by USX under the USX Savings Fund Plan or the Marathon Thrift Plan, and the related supplemental savings plans. Such amounts for 2002 were $66,000 for Mr. Usher, $27,000 for Mr. Surma, $31,200 for Mr. Sandman, $25,200 for Mr. Dorrance and $16,200 for Mr. Goodish. Also included are amounts representing the imputed income attributable to (and, for 2000 and 2001, premiums paid for) split-dollar life insurance protection provided by U. S. Steel. Such amounts for 2002 were $6,207 for Mr. Usher, $866 for Mr. Surma, $1,479 for Mr. Sandman, $1,572 for Mr. Dorrance and $720 for Mr. Goodish. Also included are amounts attributable to a mandatory tax compliance program. For 2002, these amounts were $2,750 for each of Messrs. Usher, Surma, Sandman and Dorrance, and $4,125 for Mr. Goodish.

FOOTNOTES TO SUMMARY COMPENSATION TABLE CONTINUED:

(4) Restricted stock and stock options/SAR shares granted by stock are as follows:

                                                         RESTRICTED
                                                           STOCK*           STOCK OPTION/
   NAME                                   STOCK              ($)             SAR SHARES
-----------------------------------------------------------------------------------------
T. J. Usher                2002        U. S. Steel          663,488            500,000
                           --------------------------------------------------------------
                           2001        Marathon                   -            325,000
                                       U. S. Steel           41,759            175,000
                           --------------------------------------------------------------
                           2000        Marathon                   -            260,000
                                       U. S. Steel        1,610,000            140,000
-----------------------------------------------------------------------------------------

J. P. Surma                2002        U. S. Steel          918,675            150,000
                                       Ashland, Inc.              -              3,935
                           --------------------------------------------------------------
                           2001        Marathon                   -             50,000
                                       Ashland, Inc.              -             44,200
                           --------------------------------------------------------------
                           2000        Marathon                                 30,000
                                       Ashland, Inc.              -             13,850
-----------------------------------------------------------------------------------------

D. D. Sandman              2002        U. S. Steel          768,625            150,000
                           --------------------------------------------------------------
                           2001        Marathon                   -             65,000
                                       U. S. Steel            7,835             35,000
                           --------------------------------------------------------------
                           2000        Marathon                   -             52,000
                                       U. S. Steel          301,875             28,000
-----------------------------------------------------------------------------------------

R. G. Dorrance             2002        U. S. Steel          747,189            150,000
                           --------------------------------------------------------------
                           2001        U. S. Steel            8,948             62,500
                           --------------------------------------------------------------
                           2000        U. S. Steel          345,000             50,000
-----------------------------------------------------------------------------------------

J. H. Goodish              2002        U. S. Steel           38,789             50,000
                           --------------------------------------------------------------
                           2001        U. S. Steel           63,393             18,750
                           --------------------------------------------------------------
                           2000        U. S. Steel          143,750              5,000
-----------------------------------------------------------------------------------------

* Reflects cancellation of Marathon restricted stock described in footnote (1) above.

                             2002 OPTION/SAR GRANTS

The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 2002 to each executive officer named in the Summary Compensation Table:

                                                    INDIVIDUAL GRANTS
                               -----------------------------------------------------------
                               NUMBER OF      % OF TOTAL                                             POTENTIAL REALIZABLE VALUE
                               SECURITIES      OPTIONS/       EXERCISE                               AT ASSUMED ANNUAL RATES OF
                               UNDERLYING        SARs         OR BASE                                 STOCK PRICE APPRECIATION
                                OPTIONS/      GRANTED TO     PRICE PER                                 FOR OPTION TERM ($)(4)
                                 SARs          EMPLOYEES       SHARE           EXPIRATION        ---------------------------------
NAME OR GROUP      STOCK       GRANTED(1)      IN 2002(3)       ($)               DATE            0%        5%            10%
----------------------------------------------------------------------------------------------------------------------------------
T. J. Usher       U.S. Steel     500,000(2)       27.4%        20.4150        May 28, 2010        0      4,873,500      11,673,000

J. P. Surma       U.S. Steel     150,000(2)        8.2%        20.4150        May 28, 2010        0      1,462,050       3,501,900
                  Ashland, Inc.    3,935            .5%        28.13          October 20, 2011    0         38,354          91,867

D. D. Sandman     U.S. Steel     150,000(2)        8.2%        20.4150        May 28, 2010        0      1,462,050       3,501,900

R. G. Dorrance    U.S. Steel     150,000(2)        8.2%        20.4150        May 28, 2010        0      1,462,050       3,501,900

J. H. Goodish     U.S. Steel      50,000(2)        2.7%        20.4150        May 28, 2010        0        487,350       1,167,300
----------------------------------------------------------------------------------------------------------------------------------

All Stockholders  U.S. Steel         N/A           N/A         20.4150            N/A             0    999,067,500   2,392,965,000
                  Ashland, Inc.      N/A           N/A         28.13              N/A             0    665,171,607   1,593,218,051
----------------------------------------------------------------------------------------------------------------------------------

All Optionees     U.S. Steel   1,825,200         100.0%        20.4150        May 28, 2010        0     17,790,224      42,611,119
                  Ashland, Inc.  844,842         100.0%        28.13          October 20, 2011    0      8,234,675      19,723,681

----------------------------------------------------------------------------------------------------------------------------------

All Optionees'    U.S. Steel         N/A           N/A         20.4150            N/A             0            1.8%            1.8%
Gain as % of      Ashland, Inc.      N/A           N/A         28.13              N/A             0            1.2%            1.2%
All Stockholders'
Gain
----------------------------------------------------------------------------------------------------------------------------------

(1) All options are exercisable on May 28, 2003.

(2) These options were granted with tandem SARs, which have the same exercise date as the underlying options. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of U. S. Steel's quarterly earnings, the Compensation & Organization Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3) Indicates percentage of total option shares granted.

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the stock. We have not used an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share, the indicated expiration date and the number of outstanding shares as of December 31, 2002.

OPTION EXERCISES AND YEAR-END VALUES

The following table sets forth certain information concerning options to purchase common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 2002 together with the total number of options and SARs outstanding at December 31, 2002 and the value of such options.

                      AGGREGATED 2002 OPTION/SAR EXERCISES

                                       AND

                       DECEMBER 31, 2002 OPTION/SAR VALUES

                                                             NO. OF
                                                           SECURITIES              TOTAL VALUE
                         NO. OF                            UNDERLYING            OF UNEXERCISED
                         SHARES                            UNEXERCISED            IN-THE-MONEY
                       UNDERLYING       TOTAL VALUE      OPTIONS/SARs AT         OPTIONS/SARs AT
                      OPTIONS/SARs       REALIZED          DECEMBER 31,         DECEMBER 31, 2002
    NAME               EXERCISED            ($)               2002                     ($)
-------------------------------------------------------------------------------------------------
T. J. Usher                0                 -              2,382,500(1)                0

J. P. Surma                0                 -                393,885(2)                0

D. D. Sandman              0                 -                510,725(3)                0

R. G. Dorrance             0                 -                361,000                   0

J. H. Goodish              0                 -                 86,750                   0
-------------------------------------------------------------------------------------------------

Note: All options listed above except those granted in 2002 are currently exercisable. All options listed above, except (a) those granted to Mr. Surma by Marathon and by Ashland, Inc. in 2000 and 2001 and by Ashland, Inc. in 2002 (see page 26), (b) 6,000 options granted to Mr. Dorrance and (c) 18,000 options granted to Mr. Goodish, were granted with SARs.

(1)   Includes 1,101,100 Marathon shares.

(2)   Includes 170,000 Marathon shares and 73,885 Ashland shares.

(3)   Includes 218,400 Marathon shares.

COMPENSATION & ORGANIZATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation & Organization Committee (the "Committee") of U. S. Steel was established on January 2, 2002 following the separation of the steel and energy businesses of USX Corporation (the "Separation"). The Committee sets policies and administers programs on executive compensation. When action should be taken on a specific compensation item, we either make a recommendation to the U. S. Steel Board or a subsidiary company board or take action on our own, whichever is appropriate. The Committee reports to the Board actions that do not require the Board's approval. The purpose of this report is to summarize the philosophy, specific program objectives and other relevant factors to be considered by the Committee in decision making with respect to the compensation of U. S. Steel executive officers, including the officers named in the Summary Compensation Table. Prior to January 2, 2002, decisions respecting executive compensation were made by the Compensation Committee of USX Corporation (the "USX Committee").

Compensation programs for U. S. Steel's executive officers are designed to attract, retain and motivate employees who will make significant contributions to the achievement of corporate goals and objectives. The principal elements of our executive officers' compensation are:

- Salary

- Short-term incentive (bonus) awards and

- Long-term incentive awards (stock options with stock appreciation rights and restricted stock).

For each of the above elements of compensation, the Committee exercises its discretion in the subjective consideration of the factors described below and within the limitations of the various plans.

SALARY
Salary administration at U. S. Steel begins with the development, and periodic adjustment, of salary structures for executive officers employed at the corporate level and at each major business unit. Each executive officer's position is assigned a salary grade with an associated salary range. The two major objectives in developing salary structures and assigning grades are to maintain:

1. external competitiveness - the midpoint of the salary range for each position is near the average midpoint for similar positions at comparable companies and
2. internal equity - each position's grade in the unit's hierarchy of positions accurately reflects its relative "value".

The data used in developing and adjusting salary structures are obtained from surveys coordinated by independent consultants, with each unit having its own sources of relevant data.

The Committee makes decisions on salary increases and, occasionally - when business conditions dictate - salary decreases. When we determine salary increases, the highest weighting is given to performance; but other factors are also considered, such as experience and time in position. Once an executive officer's salary has passed the midpoint for the position, increases seldom exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. Therefore, incentive opportunities provide the primary basis for significant increases in compensation. The salaries shown for the officers named in the Summary Compensation Table reflect the results of salary reviews and related actions taken by the Committee.

SHORT-TERM INCENTIVE AWARDS

U. S. Steel's short-term incentive (bonus) opportunities for executive officers are designed to provide awards near the average of those provided by similar companies for on-target performance. However, our incentive plans are designed to provide exceptional rewards for superior performance and lower rewards for below-average performance. The Committee intends to make bonus awards under the Annual Incentive Compensation Plan, as well as under the Senior Executive Officer Annual Incentive Compensation Plan, the latter of which was developed specifically to retain the Corporation's tax deduction for awards made to the officers named in the Summary Compensation Table and was approved by the stockholders of USX and of the U. S. Steel Group on October 25, 2001.

SENIOR EXECUTIVE OFFICER ANNUAL INCENTIVE COMPENSATION PLAN
This plan provides for awards based on pre-established performance measures specifically related to steel shipments, worker safety, workforce diversity, environmental emissions improvements and common stock performance. For each performance measure, the applicable portion of the bonus will only be awarded if performance reaches the minimum, or threshold, level for that measure.

The Committee certified in writing prior to payment of awards for the year 2002 that the pre-established, applicable performance levels (measured for incentive compensation purposes) required under the Senior Executive Officer Annual Incentive Compensation Plan were satisfied.

OTHER PLANS
The Committee also administers other bonus plans in which corporate and business unit executive officers participate. These plans were developed specifically for
U. S. Steel employees. The Committee makes awards based on performance comparisons with the current business plan, with previous years' results and with peer groups on the basis of such financial measures as income, cash flow and return on capital employed, as measured for incentive compensation purposes, as well as individual objectives. In addition, non-financial measures, such as safety performance (compared with the prior year's industry average) and environmental and diversity performance are considered. In determining awards under these plans, consideration is also given to the absolute levels of income and cash flow. When making awards to executive officers under these plans, the Committee gives such weight to the various factors as it deems appropriate.

Based on consideration of other factors, the Committee may reduce or eliminate a short-term incentive award that would otherwise be payable under the above discussed plans.

LONG-TERM INCENTIVE AWARDS

Long-term incentive awards are of major importance in the mix of compensation elements because these awards provide the most direct link to the returns that you, as U. S. Steel stockholders, receive. The USX and the U. S. Steel Group stockholders approved the 2002 Stock Plan on October 25, 2001. We administer this plan, under which we may grant (1) stock options, (2) stock appreciation rights and/or (3) restricted stock. Our stock options and restricted stock meet the requirements for deductibility under the tax laws.

STOCK OPTION GRANTS
The Committee makes stock option grants that we believe to be reasonable and in line with other compensation. The number of shares granted will generally reflect an employee's level of responsibility. Following normal annual grant practices, the Committee granted stock options in May 2002.

RESTRICTED STOCK GRANTS
The Committee established, for each recipient, an annual target level of restricted stock shares based on the same factors as those considered in granting stock options. A major grant is made to cover five years, with the intention that one fifth of the shares will vest each year if performance is at the target level. The Committee vests restricted stock at levels higher or lower than annual targets, depending on performance.

A major grant was made in 2000 by the USX Committee, to cover the five-year performance period ending with 2004. We will make interim grants only to permit vesting at the target level for the number of years remaining in the period. To emphasize the long-term nature of the awards, vesting decisions have been and will continue to be based on three-year average performance, which is compared with three-year peer-group performance for relevant businesses.

Vesting of restricted stock shares is based on pre-established performance measures specifically related to the responsibilities of plan participants. We can vest a portion of the annual target shares only if performance reaches the minimum, or threshold, level established for that period.

In May 2002, the three-year (1999-2001) average performance of U. S. Steel was compared by the Committee with that of competitors for the measures shown below. This comparison has provided the primary basis for the determination of vesting levels for restricted stock. However, vesting levels may be reduced (or eliminated entirely) based on other factors considered relevant by the Committee.

PERFORMANCE MEASURE
- Income from operations as a percent of capital employed

- Income from operations per ton shipped

- Operating cash flow as a percent of capital employed

- Safety performance

Prior to vesting restricted stock shares in the year 2002, the Committee certified in writing that the pre-established applicable performance levels required under the 2002 Stock Plan were satisfied.

The Committee periodically compares data on long-term incentive grants made at other companies with those made at U. S. Steel. Our objective in making grants under the 2002 Stock Plan is to provide opportunities to receive above-average compensation (compared with that of similar companies) when performance is above the target level.

Overall, executive compensation at U. S. Steel is designed to provide total pay that is above average when both short- and long-term incentive goals are exceeded.

In addition to the compensation comparisons described above, the Committee annually compares the salary, bonus and long-term incentive payouts for the CEO and U. S. Steel's other top officers with the same elements for similar positions at comparable companies.

With respect to the compensation comparisons that we make, we believe that the companies with which U. S. Steel competes for employees are not necessarily limited to the companies with which shareholder returns would logically be compared. The comparison groups used in the performance graphs include the Standard & Poor's 500 Stock Index and the Standard & Poor's Steel Index. The companies used for comparing compensation reflect similarities to U. S. Steel and its operating groups in such factors as line of business (when relevant), size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the comparison groups shown in the Shareholder Return Performance Presentation.

Mr. Usher's 2002 compensation reflects the same elements and the same factors as those described above. His leadership and effectiveness in dealing with major corporate problems and opportunities will also be considered in determining his future salary increases, as will (1) the comparability of his salary with CEOs of other companies of similar size and complexity and (2) the position of his salary in the range for his position.

On February 13, 2003, the Committee approved an Employment and Consulting Agreement (the "Agreement") with Mr. Usher in order to assure that the Corporation will have his continued guidance and direction for the balance of his employment and after his retirement. The terms and conditions of the Agreement are as follows:

- For the remainder of Mr. Usher's employment by the Corporation, he will (a) continue to serve as Chairman of the Board & Chief Executive Officer, (b) receive an annual salary and (c) be eligible for bonuses under the Senior Executive Officer Annual Incentive Compensation Plan. He will not receive any new grants of stock options or restricted stock other than a grant, as of the date of the Agreement, of options for 800,000 shares of U. S. Steel common stock under the 2002 Stock Plan. The options have a term of eight years and a grant price equal to the average of the high and low New York Stock Exchange trading prices on the date of the Agreement, which price was $12.21. Mr. Usher surrendered on the date of the Agreement all of his restricted shares of U. S. Steel common stock (except those which are eligible for vesting in May 2003, for a surrender of 70,000 shares) and received 150,000 shares of phantom stock (i.e. book entry units, each representing a share of U. S. Steel common stock). Dividends will be paid on the phantom shares. Shortly after each of the first and second anniversary dates of the Agreement, Mr. Usher will receive a cash payment equal to the then fair market value of 75,000 of the phantom shares.

- After Mr. Usher retires from active employment with the Corporation, he will serve as the Corporation's non-executive Chairman. He will receive an annual retainer fee equal to his annualized monthly salary at the time of his retirement. He will not be eligible for bonuses under the Senior Executive Officer Annual Incentive Compensation Plan.

- After his retirement as Chairman, which is expected to be on April 30, 2007 and which will coincide with his retirement from the Board, Mr. Usher will serve as a consultant to the Corporation for two years. He will receive an annual consulting fee equal to half his annualized monthly salary at the time of his retirement from active employment.

- While serving both as non-executive Chairman and as a consultant, Mr. Usher will be entitled to the same working condition fringes and other benefits as those provided to him as Chief Executive Officer.

- If Mr. Usher elects to receive his benefits under the Corporation's non tax-qualified pension programs in the form of a lump sum distribution, those benefits will be calculated as if his total pension benefits were determined using the applicable interest rates and mortality tables in effect for retirements on January 31, 2003, instead of the rates and tables in effect at the date of his retirement.

- Mr. Usher will not become employed by, act as a director or consultant for, or otherwise provide any services for any competitor of the Corporation through April 30, 2010.

- The Board may terminate the Agreement at any time, in which case the Corporation will pay Mr. Usher the present value of the remaining amounts to be paid and the value of the working condition fringes and other benefits to be provided during the remaining term of the Agreement. The Board may also terminate the Agreement in the event of illegal conduct or gross misconduct by Mr. Usher, or by his failure to satisfy the non-compete provision described above. In the event of termination for any of the reasons in the preceding sentence, the Corporation will be relieved of any obligation to pay the remaining amounts under the Agreement. The Agreement will immediately terminate upon Mr. Usher's death, and the Corporation will pay to Mr. Usher's surviving spouse, or his estate if there is no surviving spouse, the annual compensation, retainer fee or consulting fee.

- The retention bonus payable by the Corporation to Mr. Usher at the end of 2004 under the Retention Agreement dated August 8, 2001 between USX Corporation (now Marathon Oil Corporation) and Mr. Usher will be payable upon Mr. Usher's retirement as an employee of the Corporation, provided that the performance measures required for such payment, adjusted if necessary for a shorter time period, are, in the judgment of the Committee, met.

Seth E. Schofield, Chairman

Robert J. Darnall

Charles R. Lee

Douglas C. Yearley

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The line graph below compares the yearly change in cumulative total stockholder return of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the S&P Steel Index. The S&P Steel Index is made up of U. S. Steel, Nucor Corporation, Allegheny Technologies Incorporated and Worthington Industries, Inc. This is the first year we have used the S&P Steel Index. Until this year, we used a group of peer issuers selected by us in good faith which we called the "Steel Index". This Steel Index is defined in a footnote to the graph. We decided to stop using it because so many of the companies in it have filed for bankruptcy. This is the last year we will show it.

[CHART]

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
           ON $100 INVESTED IN U. S. STEEL STOCK ON DECEMBER 31, 1997
                                       VS.
                 S&P 500 INDEX, S&P STEEL INDEX AND STEEL INDEX


PLOT POINTS FOR 2003 PROXY CHARTS


                    U.S. STEEL
                    COMM STOCK       S&P 500 INDEX      STEEL INDEX(2)      S&P STEEL INDEX
                    ----------      ---------------     ----------------   ------------------
12/31/97              100                100                  100                   100
12/31/98               76                129                   96                    87
12/31/99              114                156                   84                    95
 12/31/0               65                141                   30                    60
 12/31/1               68                125                   32                    77
 12/31/2               50                 97                   21                    66



(1) Total return assumes reinvestment of dividends.

(2) The Steel Index consists in part of the common stocks of AK Steel Corporation, Bethlehem Steel Corporation and National Steel Corporation for the period December 31, 1997 through December31, 2002. It also includes the common stock of LTV Corporation for the period December 31, 1997 through December 31, 2001. LTV Corporation filed for bankruptcy protection and its former steel assets are now operated by International Steel Group, which is not publicly traded. Bethlehem Steel Corporation and National Steel Corporation are currently in bankruptcy.

TRANSACTIONS

In the regular course of its business since January 1, 2002, U. S. Steel and its subsidiaries have had transactions with entities with which certain directors were affiliated. Such transactions were in the ordinary course of business and at competitive prices and terms. We do not consider any such director to have a material interest in any such transaction. We anticipate that similar transactions will occur in 2003.

PENSION BENEFITS


The United States Steel Corporation Plan for Non-Union Employee Pension Benefits ("Steel Pension Plan") is comprised of two defined benefits. One is based on final earnings and the other on career earnings. Directors who have not been employees of U. S. Steel do not receive any benefits under the Plan. The following table shows the annual final earnings pension benefits which would be payable for retirement at age 65 (or earlier under certain circumstances) with the various levels of eligible earnings and years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average monthly earnings in the five consecutive years of the ten years prior to retirement in which earnings are highest. Years of service include service accrued as an employee of Marathon Oil Company, its subsidiaries and joint ventures ("Marathon"), and earnings for purposes of determining average monthly earnings include salary earned as an employee of Marathon. As of December 31, 2002, Messrs. Usher, Surma, Sandman, Dorrance, and Goodish had 37, 5, 29, 31, and 32 years of service, respectively.

                                                       TABLE OF PENSION BENEFITS
AVERAGE ELIGIBLE                                    FINAL EARNINGS PENSION BENEFITS
EARNINGS FOR HIGHEST
FIVE CONSECUTIVE YEARS                            ANNUAL BENEFITS FOR YEARS OF SERVICE
IN TEN-YEAR PERIOD       -------------------------------------------------------------------------------------
PRECEDING RETIREMENT     15 YEARS    20 YEARS      25 YEARS     30 YEARS     35 YEARS    40 YEARS     45 YEARS
--------------------------------------------------------------------------------------------------------------
$   100,000                17,325      23,100        28,875       34,650       40,950      47,250       53,550
    300,000                51,975      69,300        86,625      103,950      122,850     141,750      160,650
    500,000                86,625     115,500       144,375      173,250      204,750     236,250      267,750
    700,000               121,275     161,700       202,125      242,550      286,650     330,750      374,850
    900,000               155,925     207,900       259,875      311,850      368,550     425,250      481,950
  1,100,000               190,575     254,100       317,625      381,150      450,450     519,750      589,050
  1,300,000               225,225     300,300       375,375      450,450      532,350     614,250      696,150
  1,500,000               259,875     346,500       433,125      519,750      614,250     708,750      803,250

The annual career earnings pension is equal to one percent of total career earnings plus a 30 percent supplement. Total career earnings include salary earned as an employee of Marathon. The estimated annual career earnings benefit payable at normal retirement age 65, assuming no increase in annual earnings, will be $233,400 for Mr. Usher, $121,298 for Mr. Surma, $136,835 for Mr. Sandman, $89,320 for Mr. Dorrance, and $80,218 for Mr. Goodish. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary (which includes any foreign service premium) as reflected in the Summary Compensation Table.

Pensions payable under the Steel Pension Plan to participants with Marathon service include service and earnings that are also used in the calculation of benefits payable under the defined benefit pension plans sponsored by Marathon ("Marathon Pension Plans"); therefore, the Steel Pension Plan benefits for such participants are reduced by their Marathon Pension Plan benefits. Because Messrs. Surma and Sandman have earned benefits under the Marathon Pension Plans, their U.S. Steel pension benefits will be reduced, at age 65, by estimated annual Marathon pensions (assuming no increase in annual earnings) of $6,340 and $29,365, respectively. However the pension payable under the Steel Pension Plan cannot be reduced below the amount calculated with only U.S. Steel service and earnings.

In addition to the pension benefits described above, Messrs. Usher, Surma, Sandman, Dorrance, and Goodish participate in the United States Steel Corporation Executive Management Supplemental Pension Program ("Supplemental Pension Program") and are entitled, upon retirement after age 60, or before age 60 with U. S. Steel's consent, to the benefits shown in the table below. The benefits are based on a formula of a specific percentage, determined by years of
U. S. Steel service, of the average of the three highest annual bonuses paid under the applicable incentive compensation plans in the ten years prior to retirement. The three most recent bonuses are reported in the Summary Compensation Table. The following table shows the annual supplemental pension which would be payable for retirement at age 65 (or earlier under certain circumstances) with the various levels of average annual bonus and years of service shown.

AVERAGE ANNUAL BONUS                                SUPPLEMENTAL PENSION BENEFITS
FOR THREE HIGHEST YEARS                          ANNUAL BENEFITS FOR YEARS OF SERVICE
IN TEN-YEAR PERIOD       -------------------------------------------------------------------------------------------
PRECEDING RETIREMENT     15 YEARS   20 YEARS     25 YEARS     30 YEARS       35 YEARS      40 YEARS        45 YEARS
--------------------------------------------------------------------------------------------------------------------
$   100,000                23,100     30,800       38,500        46,200         53,900        61,600         69,300
    300,000                69,300     92,400      115,500       138,600        161,700       184,800        207,900
    500,000               115,500    154,000      192,500       231,000        269,500       308,000        346,500
    700,000               161,700    215,600      269,500       323,400        377,300       431,200        485,100
    900,000               207,900    277,200      346,500       415,800        485,100       554,400        623,700
  1,100,000               254,100    338,800      423,500       508,200        592,900       677,600        762,300
  1,300,000               300,000    400,400      500,500       600,600        700,700       800,800        900,900
  1,500,000               346,500    462,200      577,500       693,000        808,500       924,000      1,039,500
  1,700,000               392,700    523,600      654,500       785,400        916,300     1,047,200      1,178,100
  1,900,000               438,900    585,200      731,500       877,800      1,024,100     1,170,400      1,316,700
  2,100,000               485,100    646,800      808,500       970,200      1,131,900     1,293,600      1,455,300
  2,300,000               531,300    708,400      885,500     1,062,600      1,239,700     1,416,800      1,593,900
  2,500,000               577,500    770,000      962,500     1,155,000      1,347,500     1,540,000      1,732,500
--------------------------------------------------------------------------------------------------------------------

U. S. Steel has entered into an employment and consulting agreement with Mr. Usher which provides that if he elects to receive his pension under the Supplemental Pension Program and the non tax-qualified portion of his Steel Pension as a lump sum distribution, such distribution will be calculated as if his total pension benefits were determined using the interest rates and mortality tables in effect for retirements on January 31, 2003, instead of the rates and mortality tables in effect at the date of his retirement, which could result in a greater or lesser amount.

U. S. Steel has agreed to provide Mr. Surma with pension benefits consisting of the difference between (1) his pension under the Steel Pension Plan and Supplemental Pension Program determined by increasing the service Mr. Surma actually accrues under such plans by (a) 15 years for the purpose of computing his benefit eligibility and vesting and (b) a number of years equal to the product of 15 multiplied by the ratio of his actual accrued service under the Steel Pension Plan to his actual accrued service under both the Steel and Marathon Pension Plans for the purpose of calculating his pension benefits, and
(2) his pension benefits under the Steel Pension Plan and the Supplemental Pension Program determined with his actual accrued service. The pension benefits so calculated will be paid to Mr. Surma upon his retirement or, in the event of his death before retirement, to his surviving spouse or, if there is no surviving spouse, to his estate.

U. S. Steel has entered into a retention agreement with Mr. Sandman which provides enhanced pension benefits in return for his continued employment. If Mr. Sandman continues his employment through 2006, the Corporation will provide a pension equal to the difference between (1) his Steel Pension Plan benefits calculated with his actual service and age at retirement each increased by three years, a $4,800 annual social security supplement payable to the earlier of death or age 62, a lump sum distribution of these pension benefits calculated with the more favorable of the interest and mortality factors applicable to December 31, 2001 retirements or such factors applicable to his actual retirement date, and (2) his Steel Pension Plan benefits at his retirement. In addition he will have the Corporation's consent to retire with respect to the Supplemental Pension Program. Should Mr. Sandman die prior to retirement the enhanced pension would be paid to his surviving spouse or survivor.

CHANGE IN CONTROL ARRANGEMENTS AND EMPLOYMENT CONTRACTS

We believe that if a change in control of U. S. Steel became possible our officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements with each of our officers that provide that, if an officer's employment is terminated under certain circumstances following a change in control, the officer will be entitled to the following severance benefits:

- a lump sum payment of up to three times salary plus bonus;
- life and health insurance benefits for up to three years;
- three years of additional credit towards eligibility for retiree medical and life insurance;
- a lump sum payment equal to the difference between amounts payable under the
  U. S. Steel pension plans and the amounts that would be payable if the officer worked three additional years;
- a lump sum payment of any unvested amounts under U. S. Steel's savings and thrift plans; and
- additional payments sufficient to compensate for certain federal excise taxes.

Also, in the event of a change in control, any stock options, stock appreciation rights, or restricted stock granted to the officer would become fully vested.

Each agreement is automatically extended each year unless we notify the officer that we do not wish it extended. In any event, however, each agreement continues for two years after a change in control. The severance benefits are payable if, any time after a change in control, the officer's employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer's death or disability or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6 (e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

- any person not affiliated with U. S. Steel acquires 20 percent or more of the voting power of our outstanding securities,
- the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner,
- U. S. Steel merges with another company and U. S. Steel s stockholders end up with less than 50 percent of the voting power of the new parent entity,
- our stockholders approve a plan of complete liquidation of U. S. Steel, or
- we sell all or substantially all of U. S. Steel's assets.

On February 13, 2003 U. S. Steel entered into an Employment and Consulting Agreement with Mr. Usher that is described in the Compensation & Organization Committee Report on Executive Compensation on pages 32-33.

USX Corporation entered into agreements with Mr. Surma and Mr. Sandman in consideration for their agreeing to serve as vice chairmen of U. S. Steel. The agreement with Mr. Surma calls for U. S. Steel, Marathon, Marathon Ashland Petroleum LLC ("MAP") and Speedway SuperAmerica LLC ("SSA") to provide certain non-qualified benefit supplements in addition to the pension and savings benefits and non-qualified deferred compensation to which he is otherwise entitled. Unless he elects otherwise, such supplements will be paid by U. S. Steel and Marathon in a lump sum distribution within 90 days of the date of his termination of employment from all four companies - U. S. Steel, Marathon, MAP and SSA. Mr. Surma's pension benefit supplements payable by U. S. Steel are described on page 36. In addition to the pension enhancements, 15 years will be added to his actual U. S. Steel service solely for the purpose of determining vesting and eligibility for company contributions under the U. S. Steel Supplemental Thrift Program. In connection with Mr. Surma's promotion to President, he was granted a promotional award on March 1, 2003, in the amount of $300,000. The agreement with Mr. Sandman calls for U. S. Steel to provide enhanced pension benefits to Mr. Sandman if he remains employed by U. S. Steel at least through 2006. These benefits are described on page 36.

STATEMENT REGARDING THE DELIVERY OF A SINGLE SET OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE U. S. STEEL SHAREHOLDERS

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel shareholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any shareholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may call us toll-free at 1-866-433-4801 or write to us at U. S. Steel Shareholder Services, Room 611, 600 Grant Street, Pittsburgh, PA 15219-2800. Shareholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by calling us at the above number or writing to us at the above address.

SOLICITATION STATEMENT

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

Dan D. Sandman
Secretary

March 14, 2003

APPENDIX A
Audit & Finance Committee Charter

PURPOSE
The purpose of the Audit & Finance Committee (the "Committee") shall be to:

1.  assist the Board in oversight of
    a. the integrity of the Corporation's financial statements,
    b. the Corporation's compliance with legal and regulatory requirements,
    c. the independent auditor's qualifications and independence, and
    d. the performance of the Corporation's internal audit function and of the independent auditor;

2. prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation s annual proxy statement; and

3. be directly responsible for the appointment, compensation, and oversight of the work of the Corporation's independent auditor, who shall report directly to the Committee, and have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor.

DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee shall be to:

1. retain (subject to shareholder election) and, if necessary, terminate, the Corporation's independent auditor, while either (a) possessing the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor or (b) setting policies and procedures permitting management to approve such fees, terms and engagements below certain specified levels;

2. at least annually, obtain and review a report by the independent auditor describing: the independent auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (in order to assess the auditor's independence) all relationships between the independent auditor and the Corporation; all of which will put the Committee in a position to evaluate the auditor's qualifications, performance and independence, which evaluation shall include the review and evaluation of the lead partner of the independent auditor and take into account the opinions of management and the Corporation's internal auditors, and which shall also include consideration of whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself and not just the regular rotation of the lead audit partner as required by law. The Committee shall present its conclusions with respect to the independent auditor to the Board;

3. discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under "Management's Discussion and Analysis", and review and approve the annual financial statements, the annual report to stockholders and the Form 10-K annual report giving special consideration in such review to any material changes in accounting policy;

4. discuss earnings press releases, as well as financial information and earnings guidance (if any) provided to analysts and rating agencies, which discussions may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance;

5. in appropriate circumstances, obtain advice and assistance from outside legal, accounting or other advisors;

6. discuss policies with respect to risk assessment and risk management, including
    (1) guidelines and policies to govern the process by which the assessment and management of the Corporation's exposure to risk is handled by senior management, and
    (2) the Corporation's major risk exposures and the steps management has taken to monitor and control such exposures;

7. meet separately, periodically, with management, with internal auditors, and with the independent auditor;

8. review: (1) with the independent auditor, any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management (the Committee having the direct responsibility to resolve such disagreements regarding financial reporting practices) and (2) the responsibilities, budget and staffing of the Corporation's internal audit function;

9. set clear hiring policies for employees or former employees of the independent auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit;

10. report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function;

11. review and discuss the appropriate capital structure and financial policies of the Corporation;

12. make recommendations to the Board concerning dividends;

13. review and report to the Board concerning the Corporation's compliance with financial covenants and other terms of loans and other agreements;

14. within the authority levels established by the Board, approve financings by the Corporation (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures;

15. within the authority levels established by the Board, authorize loans to outside entities, guarantees by the Corporation of the credit of others, and other uses of the Corporation's credit;

16. approve the Corporation's funding policy for its pension and other post-employment benefit plans;

17. review the performance of the United States Steel & Carnegie Pension Fund as investment manager and/or trustee of the Corporation s employee benefit plans;

18. receive reports and make recommendations to the Board on various financial matters;

19. establish procedures for receiving, retaining and responding to complaints relating to accounting or auditing concerns, including the confidential, anonymous submission by employees of concerns about illegal or unethical behavior;

20. continually explore ways to improve its working relationship with the independent auditor, including processes that permit informal discussion of accounting treatments well in advance of reporting deadlines;

21. determine that the Corporation's administrative, operational and internal accounting controls have been periodically reviewed and examined to determine whether the Corporation is operating in accordance with its prescribed procedures and codes of conduct;

22. provide direction to the internal audit staff and annually review its activities;

23. review the appointment of the director of the internal audit function;

24. understand the scope of the Corporation's internal review, and the independent auditor's review, of internal control over financial reporting, and obtain reports on significant findings, together with management's responses;

25. annually review the independence letter issued by the independent auditor under Independence Standards Board Standard No. 1, actively engage in a dialogue with the independent auditor with respect to any relationships disclosed in that letter, and report to the Board of Directors any appropriate action necessary to maintain the independent auditor's continuing independence;

26. review significant accounting, auditing and Securities and Exchange Commission pronouncements;

27. receive and review reports from management concerning compliance with corporate policies dealing with business conduct;

28. receive and review the audit plans and audit reports of the Corporation's benefit plans;

29. annually review the business expense reporting of the officers of the Corporation; and

30. annually review a report outlining the activities undertaken by the Committee over the past year to meet the requirements of this charter.

While the fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditor, the Committee shall review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation s selection or application of accounting principles, and major issues as to the adequacy of the Corporation s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (d) earnings press releases (paying particular attention to any use of PRO FORMA, or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE
The Committee shall conduct an annual self-evaluation.

MEMBERSHIP
To the extent practicable, all eligible (i.e. financially literate) independent directors shall be members of the Committee. No director who serves on the audit committees of more than two other public companies may serve on the Committee unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Committee. Such determinations will be disclosed in the proxy statement.

ANNUAL REVIEW
The Committee shall review this charter during its first meeting of each calendar year.

Last reviewed and approved by the Audit & Finance Committee on January 28, 2003.

[USS LOGO]

United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800

[LOGO]                  UNITED STATES STEEL CORPORATION

                     2003 ANNUAL MEETING OF STOCKHOLDERS
                                ATTENDANCE CARD

You are invited to attend the Annual Meeting of Stockholders on April 29, 2003. The Meeting will be held in Salons III and IV of the Townsend Hotel, One Hundred Townsend Street, Birmingham, MI 48009 at 10:00 AM Eastern Time. Use of this attendance card is for our mutual convenience and your right to attend the meeting without this attendance card is not affected upon presentation of identification.


Attached below is your 2003 Proxy Card.

Dan D. Sandman
Secretary

FOR THE PERSONAL USE OF THE NAMED STOCKHOLDER(S) - NOT TRANSFERABLE. PLEASE PRESENT THIS CARD AT REGISTRATION DESK UPON ARRIVAL.

-------------------------------------------------------------------------------

                 You may vote A) By completing the proxy card
                                 attached below and returning it
                                 in the enclosed envelope, or
                              B) By toll-free telephone call, or
                              C) On the Internet
                 TO VOTE BY TELEPHONE OR INTERNET USE THE CONTROL
                            NUMBER IN THE BOX BELOW.

                               YOUR CONTROL NUMBER
                                   /         /

                  BY TELEPHONE                      BY INTERNET
           Toll-free 1-888-216-1303      https://www.proxyvotenow.com/uss


             Have your control number available when you call or visit
                      the Internet site and follow the prompts.

               Voting is available 24 hours a day, 7 days a week.

                 Do NOT return the proxy card if you have voted
                             by telephone or Internet.

-------------------------------------------------------------------------------

The undersigned hereby appoint(s) Thomas J. Usher, Roy G. Dorrance, Dan D. Sandman and John P. Surma, Jr., or any of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 29, 2003 and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

PROPOSALS OF THE BOARD OF DIRECTORS --The directors recommend a vote "FOR"


Proposal No. 1--Election of directors--Nominees: (01)J. Gary Cooper,       FOR ALL NOMINEES ---> / /     WITHHOLD AUTHORITY ---> / /
                (02)Frank J. Lucchino, (03)Seth E. Schofield,              (except as indicated)         to vote for ALL nominees
                (04)John P. Surma

                    (To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2--Election of PricewaterhouseCoopers LLP as independent      FOR ---> / /       AGAINST ---> / /      ABSTAIN ---> / /
                accountants.

Proposal No. 3--Amendment of the Certificate of Incorporation to           FOR ---> / /       AGAINST ---> / /      ABSTAIN ---> / /
                increase the number of authorized shares of common
                stock to 400 million and the authorized shares of
                preferred stock to 40 million.

-------------------------------------------------------------------------------

                                       SIGNATURE(S) ___________________________

                                       ________________________________________

                                                        DATED ____________ 2003

                                       Please sign exactly as your name
                                       appears hereon, including representative capacity where applicable. Joint owners should both sign.

                                       This proxy is solicited by the Board
                                       of Directors and represents your
                                       holdings of United States Steel
                                       Corporation Common Stock. Unless
                                       otherwise marked, the proxies will
                                       vote FOR Proposals 1, 2 and 3.